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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           OSICOM TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                     [OSICOM TECHNOLOGIES, INC. LETTERHEAD]




                               December 16, 1997



Dear Shareholder:

A meeting of the Shareholders of Osicom Technologies, Inc. (the "Company"), was scheduled for Friday, December 12, 1997, at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California.

The Company adjourned the formal portion of that meeting to allow the Company to obtain at a later date a quorum on the six ballot items that appeared on the Company's proxy statement. The adjourned meeting will resume at the Company's corporate headquarters at 2800 28th Street, Santa Monica, California, on January 5, 1998.

The purposes of the resumed meeting are to (i) elect a Board of four (4) directors; (ii) ratify the appointment of auditors, (iii) approve an amendment to the Certificate of Incorporation of the Company to increase the number of shares authorized for issuance; (iv) approve an amendment to the Company's 1988 Incentive and Non-Qualified Stock Option Plan to increase the number of shares reserved thereunder; (v) ratify and approve the adoption of the Company's 1997 Incentive and Non-Qualified Stock Option Plan; and (vi) ratify and approve the adoption of the Company's 1997 Director Stock Option Plan. These matters are discussed in the Notice of Meeting and Proxy Statement forwarded to you previously.

The Board of Directors recommends that Shareholders vote in favor of each proposal. We encourage all Shareholders to participate by voting their shares by Proxy whether or not they plan to attend the resumed meeting. Please sign, date and mail your Proxy card as soon as possible. If you do attend the meeting, you may still vote in person.


                                             Sincerely,


                                             /s/ JOHN H. GORMAN

                                             John H. Gorman
                                             Secretary


enclosures